SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 AMENDMENT NO. 2

           AMENDED CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (date of earliest event reported): December 15, 1999
                                                         -----------------




                        CONVERGENCE COMMUNICATIONS, INC.

             (Exact name of registrant as specified in its charter)





Nevada                                00-21143                        87-0545056
------                                --------                        ----------
(State or other jurisdiction of      (Commission              (I. R. S. Employer
incorporation or organization)       File Number)         Identification Number)



            102 West 500 South, Suite 320, Salt Lake City, Utah 84101
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (801) 328-5618
                                                           --------------

Amendment No. 2

Convergence Communications, Inc. (the "Company") hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K/A filed January 6, 2000 as follows:

Item 7.  Financial statements and exhibits

Item 7(a):  Financial statements of businesses acquired

GBnet Corporation ("GBnet") audited consolidated statement of assets and liabilities sold as of November 30, 1999, and the related consolidated statements of operations and of cash flows for the eleven months ended November 30, 1999 and related notes and report of independent auditors.

 Item 7(b):  Pro forma financial information

Pro forma consolidated balance sheet of the Company as of September 30, 1999 and pro forma consolidated statements of operations for the year ended December 31, 1998 and nine month period ended September 30, 1999.

Item 7(c):  Exhibits

None

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Convergence Communications, Inc. (Registrant)

                                      /S/
                                   ---------------------------------------
                                   By: Jerry Slovinski, Chief Financial Officer
                                   Dated:  February 28, 2000

Item 7(a):  Financial statements of businesses acquired

The GBnet audited consolidated statement of assets and liabilities sold as of November 30, 1999 and the related consolidated statements of operations and of cash flows for the eleven months ended November 30, 1999, are all included herein.

INDEPENDENT AUDITORS' REPORT

Convergence Communications, Inc.
  and its Board of Directors

We have audited the consolidated statement of assets and liabilities sold of the GBnet Corporation (wholly-owned subsidiaries of General Business Machines Corporation) (together with its subsidiaries, "GBnet") as of November 30, 1999, and the related consolidated statement of operations and of cash flows for the eleven months ended November 30, 1999. These consolidated financial statements are the responsibility of GBnet's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated assets and liabilities sold of the GBnet Corporation as of November 30, 1999, and the results of their consolidated operations and cash flows for the eleven months ended November 30, 1999 in conformity with generally accepted accounting principles.

As explained in Note 1, the GBnet Corporation are wholly-owned operating units of General Business Machines Corporation and the results of their consolidated operations are not necessarily indicative of those which may have resulted had the consolidated operations been a stand alone company.

As discussed in Note 9, GBnet was acquired on December 15, 1999 by Convergence Communications, Inc.

Deloitte & Touche LLP

February 17, 2000
Guatemala City, Guatemala

                                     -

GBNET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES SOLD
NOVEMBER 30, 1999

--------------------------------------------------------------------------------


ASSETS

CURRENT ASSETS:
  Accounts receivable - net                                         $   329,202
  Other current assets                                                   43,309
                                                                    ------------
           Total current assets                                         372,511
                                                                    ------------
NON-CURRENT ASSETS:
  Network equipment                                                   6,197,488
  Less accumulated depreciation                                      (3,237,638)
                                                                    ------------
           Total network equipment - net                              2,959,850
                                                                    ------------
TOTAL ASSETS                                                        $ 3,332,361
                                                                    ============

LIABILITIES AND NET INVESTMENT

LIABILITIES                                                                NONE

NET INVESTMENT - Net investment in GBnet Corporation (Note 5)       $ 3,332,361
                                                                    -----------
TOTAL LIABILITIES AND NET INVESTMENT                                $ 3,332,361
                                                                    ===========


See notes to consolidated financial statements.

GBNET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 1999
--------------------------------------------------------------------------------

REVENUES
  High speed data                                                   $ 4,769,540
  Hardware sales, installation, and initial charges                   3,328,555
                                                                    ------------
         Total revenues                                               8,098,095
                                                                    ------------
COST OF SERVICE AND OPERATING EXPENSES
  High speed data                                                     1,860,121
  Hardware, installation, and initial costs                           2,762,844
  Salary and benefits                                                   450,788
  Other operating expenses                                              498,323
  Depreciation                                                        1,195,033
                                                                    ------------
         Total cost of service and operating expenses                 6,767,109
                                                                    ------------
INCOME BEFORE INCOME TAXES                                            1,330,986

INCOME TAXES                                                            464,630

NET INCOME                                                           $  866,356
                                                                     ===========


See notes to consolidated financial statements.

GBNET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 1999
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                         $  866,356

  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation                                                      1,195,033
    Changes in assets and liabilities:
      Accounts receivable                                               512,221
      Other current assets                                              (43,309)
                                                                    ------------
           Net cash provided by operating activities                  2,530,301
                                                                    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of computer equipment                                      (522,295)
                                                                    ------------
           Net cash used in investing activities                       (522,295)
                                                                    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Change in net investment                                           (2,008,006)
                                                                    ------------
           Net cash used in financing activities:                    (2,008,006)
                                                                    ------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                         NONE

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                           NONE
                                                                         ----
CASH AND CASH EQUIVALENTS, END OF PERIOD                                 NONE
                                                                         ====
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                                                 NONE
                                                                         ====
  Cash paid for taxes                                                    NONE
                                                                         ====


See notes to consolidated financial statements.

GBnet Corporation and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 1999
--------------------------------------------------------------------------------

1.    BASIS OF PRESENTATION

      The consolidated financial statements of GBnet Corporation, a British Virgin Islands international business company (together with its subsidiaries, "GBnet") include the accounts of its wholly-owned subsidiaries. All significant intercompany balances, transactions and profits have been eliminated. GBnet is a wholly-owned subsidiary of General Business Machines Corporation ("GBM"). GBM is the exclusive distributor of IBM products and services in Central America and the Dominican Republic, including the countries in which GBnet operates.

      The accompanying financial statements present, on a historical cost basis, the assets, liabilities, revenues, and expenses included in the sale to Convergence Communications, Inc. (see Note 9). The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States; however, GBnet's accounting records are maintained in accordance with accounting practices set by tax regulations in the respective countries in which GBnet and its subsidiaries operate.

2.    NATURE OF OPERATIONS

      GBnet provides data networking and internet access services through its subsidiaries to over 1,500 customers in the countries of Guatemala, El Salvador, Honduras, Nicaragua, Costa Rica, Panama and the Dominican Republic.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      Recognition of Revenues, Costs and Expenses: Revenues for high speed data and other telecommunications services are recognized in the period during which the services are provided. Costs of service and operating expenses are recorded on the accrual basis. These costs include allocations made by GBM, which represent the estimated values of material and services provided to GBnet.

      Network Equipment: Network equipment is recorded at cost. Expenditures for the maintenance and repair of network equipment are charged to expense as incurred. Expenditures for major replacement or betterment are capitalized.

      Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. These lives range from three years to five years for network equipment. Amounts charged to expense for the depreciation of network equipment was $1,195,033 for the eleven months ended November 30, 1999.

      Income Taxes: GBnet uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their existing tax bases. GBnet operations were included in consolidated tax returns with GBM. The tax allocation policy provides for each subsidiary to calculate its own provision on a "separate return basis." Amounts due to or from GBM are settled through intercompany accounts.

      Translation: The functional currency of GBnet and each of its subsidiaries is the U.S. Dollar, the currency in which GBnet and its subsidiaries operate. Net foreign currency gains (losses) included in the statement of operations were not material for the eleven months ended November 30, 1999.

4.    INCOME TAXES

      The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States; however, GBnet's accounting records are maintained in accordance with accounting practices set by tax regulations in the respective countries in which GBnet and its subsidiaries operate.

      For the eleven months ended November 30, 1999, the income tax expense consists of the following:

      Current                                                         $ 464,630
      Deferred                                                             None
                                                                      ---------
      Total                                                           $ 464,630
                                                                      =========

      Deferred tax assets and (liabilities) comprise the following as of November 30, 1999:

      Deferred tax assets - net operating loss carryforward           $  96,868
      Deferred tax liabilities                                             None
                                                                    ------------
      Total deferred tax asset (liability)                               96,868
      Less valuation allowance                                          (96,868)
                                                                    ------------
      Net deferred tax asset (liability)                                   None

      A valuation allowance has been provided for those net operating loss ("NOL") carryforward and temporary differences which are estimated to expire before they are utilized.

5.    NET INVESTMENT IN GBNET

      GBnet has 50,000 shares of $1 par value stock authorized, of which 50,000 are issued and outstanding.

      The net investment in GBnet is comprised of the following:

      Balance, January 1, 1999                                      $ 4,474,011

      Net income                                                        866,356
      Other capital transactions                                     (2,008,006)
                                                                    ------------
      Balance, November 30, 1999                                    $ 3,332,361
                                                                    ============
6.    TRANSACTIONS WITH AFFILIATES

      GBnet does not maintain corporate treasury, legal, internal audit, and other similar corporate support functions. GBnet also does not maintain departments for billing of revenues, accounts receivable collection, accounts payable disbursement or other financial and accounting functions. For the eleven months ended November 30, 1999, GBM charged GBnet approximately $230,000 for such corporate support functions. The costs were allocated based upon the proportional use of facilities and personnel.

      During the eleven months ended November 30, 1999, GBM also allocated certain expenses to GBnet of approximately $1,151,000 relating to salary, benefits, building rent, utilities, insurance, etc. attributable to GBnet revenues. Such financial and accounting services provided by GBM have been recorded as expenses.

7.    REVENUE CONCENTRATION

      GBnet had one customer which individually accounted for 15% of total revenue for the eleven months ended November 30, 1999.

8.    COMMITMENTS AND CONTINGENCIES

      GBnet is party to a number of registrations, licenses, concessions and contracts with government agencies and non-governmental business entities. These contracts may be subject to audit by such agencies and business entities or their representatives. Such audits could result in requests for reimbursement to the government agencies and business entities for expenditures disallowed under the terms of the contracts or for damages for nonperformance of agreed upon standards. Management believes that disallowed expenditures or damages for nonperformance, if any, would not be significant.

      In the normal course of business, GBnet is subject to claims and litigation. Management of GBnet believes that current or threatened claims and litigation with a reasonably possible chance of loss would not, individually or in the aggregate, result in a materially adverse effect on GBnet 's results of operations, liquidity or financial condition.

9.    SUBSEQUENT EVENTS

      Acquisition of GBnet: On December 15, 1999, the Company completed the acquisition of all of the outstanding capital stock of GBnet for a total purchase price of $13,000,000, of which the Company paid $4,000,000 in cash at the closing. The balance of the purchase price, or $9,000,000 was paid through the delivery of four promissory notes which are due on the first through fourth anniversaries of the closing. The promissory notes, which bear no interest, are in face amounts to provide GBM with an imputed interest rate of 10.75% per annum through their anticipated payment dates. The Company's obligations to pay the deferred portions of the purchase price are secured by a pledge of the shares of GBnet, as well as its operating subsidiaries. A portion of those pledged shares will be released to the Company as it pays down the promissory notes. GBM will be entitled, however, to retain at least 51% of the pledged shares until the Company pays all amounts under the promissory notes.

      In connection with the acquisition, GBM and GBnet entered into a number of ancillary documents, including (1) a commercialization agreement, pursuant to which each of GBnet and GBM agreed to recommend one another as preferred providers of services and products (2) an equipment purchase agreement, pursuant to which GBM agreed to provide GBnet with preferred purchasing terms for any IBM equipment it acquires from GBM for its operations, and (3) a network management agreement pursuant to which GBnet will provide GBM with managed data network services frame relay-based connections.

Item 7 (b):  Pro forma financial information

The accompanying unaudited pro forma balance sheet as of September 30, 1999 and unaudited pro forma statements of operations for the year ended December 31, 1998 and the nine month period ended September 30, 1999 are presented to reflect the acquisition of all of the outstanding shares of capital stock of GBnet from GBM by the Company for a total purchase price of $13,000,000. The acquisition was effected pursuant to a Stock Purchase Agreement, dated as of December 15, 1999, among the Company and GBM. The acquisition was accounted for under the purchase method of accounting. The accompanying unaudited pro forma financial statements reflect the effects of a preliminary allocation of the purchase price.

The accompanying unaudited pro forma financial statements should be read in conjunction with the companies' historical financial statements and notes thereto. The unaudited pro forma financial statements are presented for informational purposes only and are not necessarily indicative of actual results had the foregoing transaction occurred as described in the preceding paragraph, nor do they purport to represent results of future operations of the consolidated companies.

The pro forma balance sheet assumes the acquisition occurred on September 30, 1999. The pro forma consolidated statements of operations present the Company's historical statements of operations for the fiscal year ended December 31, 1998 and the nine month period ended September 30, 1999, along with GBnet's statements of operations for the same periods adjusted to give effect to the acquisition as if it had occurred on January 1, 1998. Unaudited pro forma financial information presented herein reflects adjustments for (i) the estimated allocation of purchase price to the fair value of assets acquired, including intangible assets, (ii) the effect of recurring charges related to the acquisition, primarily the amortization of intangible assets and the recording of interest expense on borrowings to finance the acquisition.

The preliminary allocation of the purchase price resulted in approximately $9.8 million of intangible assets comprised of subscriber rights, contract rights and license rights. The actual amount of these intangible assets recorded will vary based upon the final purchase price allocation resulting from the completion of the integration plan and the asset valuations discussed above. Changes in the intangible asset allocation and the related amortization expense resulting from these plans and assessments may be material.


CONVERGENCE COMMUNICATIONS, INC.

UNAUDITED PRO FORMA BALANCE SHEET
SEPTEMBER 30, 1999
-----------------------------------------------------------------------------------------------------------------------

                                              Convergence           GBnet                                Pro Forma
                                               Communica-        Corporation         Purchase             Adjusted
ASSETS                                        tions, Inc.         Companies        Adjustments            Balance

CURRENT ASSETS:
   Cash and cash equivalents                   $ 543,510                                                 $ 543,510
   Accounts receivable - net                     624,161          $ 284,398                                908,559
   Inventory                                     380,973                                                   380,973
   Other current assets                          275,264                                                   275,264
                                               ---------                                                   -------
           Total current  assets               1,823,908            284,398                              2,108,306

INVESTMENT IN CENTURION                          845,955                                                   845,955

PROPERTY AND
  EQUIPMENT - net                             18,351,638          2,984,671                             21,336,309

INTANGIBLE ASSETS - net                       19,582,353                           $9,798,931  (a)      29,381,284

OTHER ASSETS                                     969,087                                                   969,087
                                             -----------         -----------      -----------          -----------
TOTAL ASSETS                                 $41,572,941         $3,269,069        $9,798,931          $54,640,941
                                             ===========         ===========      ===========          ===========


See notes to unaudited pro forma consolidated financial statements.

CONVERGENCE COMMUNICATIONS, INC.

UNAUDITED PRO FORMA BALANCE SHEET
SEPTEMBER 30, 1999
-------------------------------------------------------------------------------------------------------------------------

                                                      Convergence          GBnet                             Pro Forma
                                                     Communications,     Corporation        Purchase          Adjusted
                                                          Inc.           Companies        Adjustments         Balance
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued liabilities          $  5,995,340                          $   68,000 (b)   $ 6,063,340
   Notes payable                                        4,861,599                           4,000,000 (c)     8,861,599
   Notes payable (payable to related parties)           7,165,925                                             7,165,925
   Accrued consulting fees
       (payable to related parties)                       522,240                                               522,240
   Due to affiliates                                      835,138                                               835,138
   Unearned revenue                                       386,568                                               386,568
                                                     -------------     -------------     -------------      -------------
             Total current liabilities                 19,766,810                           4,068,000        23,834,810
                                                     -------------     -------------     -------------      -------------

LONG-TERM LIABILITIES:
  Long-term debt (payable to related parties)           6,069,249                                             6,069,249
  Subordinated exchangeable promissory notes
     (payable to related parties)                      10,000,000                                            10,000,000
  Notes payable                                         3,497,500                           9,000,000 (c)    12,497,500
  Accrued foreign severance                               224,286                                               224,286
                                                     -------------     -------------     -------------      -------------
             Total long-term liabilities               19,791,035                           9,000,000        28,791,035

MINORITY INTEREST IN SUBSIDIARIES                       1,288,180                                             1,288,180
                                                     -------------     -------------     -------------      -------------
             Total liabilities                         40,846,025                          13,068,000         53,914,025
                                                     -------------     -------------     -------------      -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Series "B" Preferred stock                                  101                                                    101
  Common stock                                             11,738                                                 11,738
  Additional paid-in capital                           27,349,360                                             27,349,360
  Accumulated deficit                                 (26,605,221)                                           (26,605,221)
  Accumulated other comprehensive loss                    (29,062)                                               (29,062)
  Net investment in GBnet                                              $  3,269,069        (3,269,069) (d)
                                                     -------------     -------------     -------------      -------------
             Total stockholders' equity                   726,916         3,269,069        (3,269,069)           726,916
                                                     -------------     -------------     -------------      -------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                               $ 41,572,941      $  3,269,069       $ 9,798,931       $ 54,640,941
                                                     ============      ============       ===========       =============


See notes to unaudited pro forma consolidated financial statements.

CONVERGENCE COMMUNICATIONS, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1998
------------------------------------------------------------------------------------------------------------------------

                                              Convergence            GBnet                                 Pro Forma
                                               Communica-         Corporation         Purchase             Adjusted
                                              tions, Inc.          Companies        Adjustments             Balance

NET REVENUES                                   $ 3,113,482        $8,443,882                       (g)  $ 11,557,364
COST OF SERVICE                                  1,876,133         4,969,500                               6,845,633
                                              -------------      ------------       -------------       -------------
GROSS MARGIN                                     1,237,349         3,474,382                               4,711,731

OPERATING EXPENSES:
   Professional fees                             2,270,588                                                 2,270,588
   Depreciation and amortization                 2,864,789         1,117,800         $ 1,633,155   (e)     5,615,744
   Leased license expense                          708,912                                                   708,912
   General and administrative                    5,261,916         1,003,550                               6,265,466
   Stock-based compensation expense                753,046                                                   753,046
                                              -------------      ------------       -------------       -------------
                                   Total        11,859,251         2,121,350           1,633,155          15,613,756
                                              -------------      ------------       -------------       -------------
OPERATING (LOSS) INCOME                        (10,621,902)        1,353,032          (1,633,155)        (10,902,025)

OTHER INCOME AND (EXPENSES):
  Interest income                                  268,996                                                   268,996
  Interest expense                                (677,188)                             (967,500)   (f)   (1,644,688)
                                              -------------      ------------       -------------       -------------
                                   Total          (408,192)                             (967,500)         (1,375,692)
                                              -------------      ------------       -------------       -------------

NET (LOSS) INCOME BEFORE
  INCOME TAX AND
  MINORITY INTEREST                            (11,030,094)        1,353,032          (2,600,655)        (12,277,717)

INCOME TAX                                                           473,561                        (h)      473,561
                                              -------------      ------------       -------------       -------------
NET (LOSS) INCOME BEFORE
  MINORITY INTEREST                            (11,030,094)          879,471          (2,600,655)        (12,751,278)

MINORITY INTEREST IN
  LOSS OF SUBSIDIARIES
                                                   799,298                                                   799,298
                                              -------------      ------------       -------------       -------------
NET (LOSS) INCOME                            $ (10,230,796)        $ 879,471        $ (2,600,655)       $(11,951,980)
                                              =============      ============       =============       =============
NET (LOSS) INCOME PER
  BASIC AND DILUTED
  COMMON SHARE                                   $   (0.87)                                                $   (1.02)
                                                ===========                                                ==========
WEIGHTED AVERAGE
  COMMON SHARES - BASIC                         11,736,927                                                11,736,927
                                               ============                                               ==========
WEIGHTED AVERAGE
  COMMON SHARES - DILUTED                       14,102,389                                                14,102,389
                                               ============                                               ==========


See notes to unaudited pro forma consolidated financial statements.

CONVERGENCE COMMUNICATIONS, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
--------------------------------------------------------------------------------------------------------------------------

                                                  Convergence         GBnet                                 Pro Forma
                                                  Communica-       Corporation         Purchase             Adjusted
                                                  tions, Inc.       Companies         Adjustments            Balance

NET REVENUES                                     $ 6,455,538       $ 6,625,714                       (g)  $ 13,081,252
COST OF SERVICE                                    2,371,382         3,771,509                               6,142,891
                                                -------------      ------------       -------------       -------------
GROSS MARGIN                                       4,084,156         2,854,205                               6,938,361

OPERATING EXPENSES:
   Professional fees                               2,028,151                                                 2,028,151
   Depreciation and amortization                   3,661,625           977,754         $ 1,224,866   (e)     5,864,245
   Leased license expense                             66,796                                                    66,796
   General and administrative                      6,606,920           787,462                               7,394,382
   Stock-based compensation expense                1,015,101                                                 1,015,101
                                                -------------      ------------       -------------       -------------
                                   Total          13,378,593         1,765,216           1,224,866          16,368,675
                                                -------------      ------------       -------------       -------------

OPERATING (LOSS) INCOME                           (9,294,437)        1,088,989          (1,224,866)         (9,430,314)

OTHER INCOME AND (EXPENSES):
  Interest income                                     82,458                                                    82,458
  Interest expense                                (3,029,268)                             (725,625)  (f)    (3,754,893)
                                                -------------      ------------       -------------       -------------
                                   Total          (2,946,810)                             (725,625)         (3,672,435)
                                                -------------      ------------       -------------       -------------
NET (LOSS) INCOME BEFORE INCOME
  TAX AND MINORITY INTEREST                      (12,241,247)        1,088,989          (1,950,491)        (13,102,749)

INCOME TAX                                           134,774           381,146                       (h)       515,920
                                                -------------      ------------       -------------       -------------
NET (LOSS) INCOME BEFORE
  MINORITY INTEREST
                                                 (12,376,021)          707,843          (1,950,491)        (13,618,669)
MINORITY INTEREST IN
  LOSS OF SUBSIDIARIES                             1,257,337                                                 1,257,337
                                                -------------      ------------       -------------       -------------
NET (LOSS) INCOME                              $ (11,118,684)        $ 707,843        $ (1,950,491)      $ (12,361,332)
                                               ==============      ============       =============      ==============
NET (LOSS) INCOME PER BASIC
  AND DILUTED COMMON SHARE                        $    (0.92)                                               $    (1.03)
                                                  ===========                                               ===========
WEIGHTED AVERAGE
  COMMON SHARES - BASIC                           12,022,728                                                12,022,728
                                                 ============                                               ===========
WEIGHTED AVERAGE
  COMMON SHARES - DILUTED                         14,102,389                                                14,102,389
                                                 ============                                               ==========


See notes to unaudited pro forma consolidated financial statements.

CONVERGENCE COMMUNICATIONS, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND
NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999 (UNAUDITED)

--------------------------------------------------------------------------------


Based upon the terms of the acquisition, the transaction is accounted for as a purchase of GBnet by the Company for financial reporting and accounting purposes. Accordingly, the Company revalued the basis of GBnet's acquired assets to fair value. The purchase price of GBnet is calculated as the cash paid, plus the present value of notes issued plus the Company's transaction costs. The difference between the purchase price and the fair value of the identifiable tangible and intangible assets acquired is recorded as intangible assets and will be amortized over terms ranging from 5-7 years. The preliminary allocation of the purchase price is subject to completion of certain valuations relating to tangible and intangible assets, and the completion of the Company's integration plan. Changes to the preliminary purchase price allocation resulting from the finalization of the valuations and integration plan may be material. The preliminary allocation of the purchase price to the fair value of assets acquired and liabilities assumed is as follows:

Purchase price                                                     $ 13,000,000
Transaction costs                                                        68,000
                                                                   -------------
Total estimated purchase price                                     $ 13,068,000
                                                                   =============
Purchase price has been allocated as follows:

Fair value of assets acquired:
Current assets                                                     $    396,161
Property and equipment                                                2,872,908
Intangible assets (subscriber, contract and license rights)           9,798,931
                                                                   -------------
                                                                   $ 13,068,000
                                                                   =============

THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 1999 GIVES EFFECT TO THE FOLLOWING PRO FORMA ADJUSTMENTS:

(a) Represents the excess of the purchase price over the net assets acquired which has been allocated to intangible assets (subscriber rights, contract rights and license rights) resulting from the acquisition which will be amortized over terms ranging from 5-7 years.

(b)   Represents transaction costs related to the acquisition of $68,000.

(c) Represents the present value of the non-interest bearing notes issued to effect the acquisition. The notes were discounted at 10.75%, which reflects the estimated market rate of interest. The Company paid $4,000,000 in cash at the closing date. See Form 8-K/A filed on January 6, 2000.

(d)   Represents the elimination of the net investment in GBnet.


THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1999 GIVE EFFECT TO THE FOLLOWING PRO FORMA ADJUSTMENTS:

(e)   Represents   the  increase  in  intangible   amortization   expense.   The
      intangibles and the related amortization expense are subject to adjustment resulting from the completion of the final purchase price allocation

(f) Represents the adjustment to interest expense related to debt acquired to finance the acquisition calculated as average borrowings of $9 million, multiplied by an interest rate of 10.75%.

(g) For the year ended December 31, 1998, hardware, installation and initial charge revenues and their related cost of sales were $3,502,700 and $2,877,600, respectively. For the nine months ended September 30, 1999, hardware, installation and initial charge revenues and their related cost of sales were $2,723,363 and $2,325,752, respectively. The hardware related revenue directly relates to network equipment sold to GBnet customers. Company management believes that potential exists for hardware, installation and initial charge revenues to be significantly lower under the Company's ownership due to the utilization of the Company's local IP networks which will decrease the need for such equipment and services.

(h) Represents the net impact of the income tax benefit for the period and the valuation allowance, which reduces the deferred tax asset to what management believes is realizable.